Exhibit 23.2

29 April 2013

Focus Media Holding Limited

Unit No. 1, 20th Floor

The Centrium

60 Wyndham Street, Central

Hong Kong SAR

Attention Mr. Kit Leong Low

Dear Sirs,

Re: Focus Media Holding Limited

We hereby consent to the reference to our firm under the heading “Taxation — Cayman Islands Taxation” in the annual report on Form 20-F for the fiscal year ended December 31 2012 of Focus Media Holding Limited to be filed with the Securities and Exchange Commission on or about 29 April 2013.

Yours faithfully,

/s/ Conyers Dill & Pearman (Cayman) Limited
Conyers Dill & Pearman (Cayman) Limited